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                                                                    EXHIBIT 23.1

                   CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this registration statement dated April 30, 1999 included in Emmis Communications Corporation's Form 10-K for the year ended February 28, 1999, the incorporation by reference of our report dated May 1, 1998 on the financial statements of Tribune New York Radio, Inc, included in Emmis Communications Corporation's Form 8-K filed on May 7, 1998 and to all references to our Firm included in this registration statement.



                                                             ARTHUR ANDERSEN LLP

Indianapolis, Indiana
September 29, 1999